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                                                                    EXHIBIT 23.2

The Board of Directors
The Thaxton Group, Inc.

We consent to the use in this Registration Statement on Form S-1 of The Thaxton Group, Inc. of our report dated March 8, 2002, related to the audits of the consolidated financial statements of The Thaxton Group, Inc. at December 31, 2001 and 2000, and for each of the statements of income in the three year period ended December 31, 2001, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Cherry, Bekaert & Holland, L.L.P.


Charlotte, North Carolina
October 29, 2002